Exhibit 99.1

DICE Therapeutics Reports Third Quarter 2021 Financial Results and Recent Highlights

•	Dosed first healthy volunteers in Phase 1 clinical trial of oral IL-17 antagonist S011806
•	Successfully completed $234.6 million upsized initial public offering

SOUTH SAN FRANCISCO, CA, November 12, 2021 – DICE Therapeutics, Inc. (Nasdaq: DICE), a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas, today reported financial results and business highlights for the third quarter ended September 30, 2021.

“The third quarter represented a pivotal time for DICE both clinically and operationally as we transitioned into a clinical-stage, public company,” said Kevin Judice, Ph.D., CEO of DICE Therapeutics. “We recently dosed the first volunteers in our ongoing Phase 1 clinical trial of our lead molecule, S011806, the first of several compounds expected to come in our oral IL-17 franchise. Additionally, the successful execution of our upsized initial public offering will support the clinical development of S011806 and advancing our pipeline of oral therapies for a broad range of chronic autoimmune diseases and other therapeutic areas.”

Recent Highlights

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Dosed first volunteers in Phase 1 clinical trial of S011806. S011806 is an orally-available, small molecule antagonist of the pro-inflammatory cytokine, interleukin-17 (IL-17), which is a validated drug target for the treatment of a variety of immunological diseases. The Phase 1 trial is designed to generate safety and pharmacokinetic data, as well as provide early clinical proof-of-concept in psoriasis patients. The trial will be conducted in three cohorts: Phase 1a and 1b in healthy volunteers, and Phase 1c in psoriasis patients.

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Completed $234.6 million initial public offering. DICE closed its initial public offering of 13,800,000 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1,800,000 additional shares of common stock at the public offering price of $17.00 per share. The aggregate gross proceeds were approximately $234.6 million before deducting underwriting discounts and other offering expenses, bringing total cash, cash equivalents and marketable securities to $335.7 million at the end of September 30, 2021.

Third Quarter 2021 Financial Results

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Cash Position: Cash and cash equivalents and marketable securities totaled $335.7 million at September 30, 2021. The company expects its current cash position to fund operations through the end of 2023 and through key clinical milestones.

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R&D Expenses: Research and development expenses were $11.7 million for the third quarter of 2021, compared to $4.5 million for the third quarter of 2020. The increase of $7.2 million was primarily due to an increase of $4.5 million related to the preclinical advancement of our IL-17 franchise and an increase in research and development expenses of $0.6 million related to our other preclinical programs. Personnel-related expenses also increased by $2.0 million due to an increase in headcount and stock-based compensation.

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G&A Expenses: General and administrative expenses were $4.4 million for the third quarter of 2021, compared to $1.7 million for the third quarter of 2020. The increase of $2.7 million was primarily due to a $2.1 million increase in personnel related costs related to an increase in headcount and stock-based compensation, and a $0.6 million increase in professional service fees primarily associated with becoming a public company.

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Net Loss: Net loss totaled $17.3 million and $6.0 million for the third quarters of 2021 and 2020, respectively, with non-cash stock-based compensation expense of $3.2 million and $0.1 million for the third quarters of 2021 and 2020, respectively.

Upcoming Events

•	DICE management plans to participate at the following upcoming investor conferences:
o	4th Annual Evercore ISI HealthCONx Conference 2021, being held from November 30 to December 2.
o	Piper Sandler 33rd Annual Healthcare Conference, being held from November 29 to December 2.

About S011806 and Psoriasis

S011806 is an orally-available, small molecule antagonist of the pro-inflammatory signaling molecule IL-17, an immune cell-derived cytokine that is produced in response to infection by certain microorganisms. Upon binding to its receptor on various cell types found in tissues (e.g., keratinocytes, fibroblasts, and epithelial cells), IL-17 elicits downstream signals that orchestrate sustained tissue inflammation, with the aim of clearing the invading pathogen.

In autoimmune diseases, the immune system appears to over-react and mount strong immune responses in the absence of an obvious infectious event. Over the past two decades, research has shown that IL-17 is a powerful driver of psoriasis, a skin disease that occurs in the absence of an obvious infectious event. Psoriasis manifests as erythematous plaques with thick scaling that can occur anywhere on the body. Symptoms include itching, bleeding, and pain; furthermore, the disease can lead to disfiguration and considerable psychological burden. According to the National Psoriasis Association, more than eight million Americans – and 125 million people worldwide – suffered from psoriasis in 2020. There is no cure for psoriasis.

S011806 is being developed initially for the treatment of psoriasis, with the objective of achieving therapeutic benefit similar to that of the U.S. FDA-approved injectable biologics.

About DICE Therapeutics, Inc.

DICE Therapeutics, Inc. is a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. DICE is initially focused on developing oral therapeutics against well-validated targets in immunology, with the goal of achieving comparable potency to their systemic biologic counterparts, which have demonstrated the greatest therapeutic benefit to date in these disease areas. The Company’s DELSCAPE platform is designed to discover selective oral small molecules with the potential to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. DICE’s lead therapeutic candidate, S011806, is an oral antagonist of the pro-inflammatory signaling molecule, IL-17, which is a validated drug target implicated in a variety of immunology indications. DICE is also developing oral therapeutic candidates targeting α4ß7 integrin and αVß1/αVß6 integrin for the treatment of inflammatory bowel disease and idiopathic pulmonary fibrosis, respectively.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s cash position and financial results, and the planned timing of the Company’s dosing and further clinical development of S011806. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in our forward-looking statements due to a variety of factors, including risks and uncertainties related to our ability to advance S011806 and our other therapeutic candidates, obtain regulatory approval of and ultimately commercialize our therapeutic candidates, the timing and results of preclinical and clinical trials, our ability to fund development activities and achieve development goals, the impact of the COVID-19 pandemic on our business, our ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in our final prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b)(4) on September 16, 2021, and our other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

DICE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,
	2021	2020
Revenue:
Collaboration revenue	$—	$225
Operating expenses:
Research and development	11,689	4,457
General and administrative	4,444	1,750
Total operating expenses	16,133	6,207
Loss from operations	(16,133)	(5,982)
Other income (expense):
Interest and other income, net	20	7
Interest expense	(60)	(3)
Change in fair value of warrant liability	(1,162)	(38)
Net loss	$(17,335)	$(6,016)
Other comprehensive income (loss):
Unrealized loss on marketable securities	(2)	(2)
Comprehensive loss	$(17,337)	$(6,018)
Net loss per share, basic and diluted	$(2.30)	$(2.68)
Weighted-average shares used in computing net loss per share, basic and diluted	7,551,128	2,248,687

DICE THERAPEUTICS, INC.

Selected Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	September 30, 2021	December 31, 2020 (1)
Cash, cash equivalents, and marketable securities	$335,662	$59,687
Total assets	342,382	63,861
Total liabilities	14,862	9,632
Accumulated deficit	(87,512)	(54,748)
Convertible preferred units	—	107,374
Total stockholders' equity /members' (deficit)	327,520	(53,145)

(1)	The selected consolidated balance sheet data as of December 31, 2020 is derived from the audited consolidated financial statements as of that date.

Contact:
Katie Engleman, 1AB
katie@1abmedia.com